Exhibit 10.34

Execution Version

FIRST LIEN SECURITY AGREEMENT

dated as of March 4, 2021

by and among

Petco Health and Wellness Company, Inc.,

as Borrower

THE OTHER GRANTORS PARTY HERETO FROM TIME TO TIME,

and

CITIBANK, N.A.,
as Collateral Agent

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Page

Section 6.19	Intercreditor Agreement	34

SCHEDULES

Schedule I	–	Pledged Equity; Pledged Debt
Schedule II	–	Commercial Tort Claims
Schedule III	–	UCC Filing Offices

EXHIBITS

Exhibit I	–	Form of Security Agreement Supplement
Exhibit II	–	Form of Perfection Certificate
Exhibit III	–	Form of First Lien Trademark Security Agreement
Exhibit IV	–	Form of First Lien Patent Security Agreement
Exhibit V	–	Form of First Lien Copyright Security Agreement

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This FIRST LIEN SECURITY AGREEMENT, dated as of March 4, 2021 (this “Agreement”), by and among Petco Health and Wellness Company, Inc., a Delaware corporation (the “Borrower”), each other entity from time to time party hereto as a grantor hereunder (together with the Borrower, collectively, the “Grantors”), and CITIBANK, N.A., as the Collateral Agent for the Secured Parties (together with its successors and permitted assigns, the “Collateral Agent”).

Reference is made to (a) that certain First Lien Credit Agreement, dated as of March 4, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “First Lien Credit Agreement” or the “Credit Agreement”), by and among Petco Health and Wellness Company, Inc., a Delaware corporation (the “Borrower”), the Lenders and other parties party thereto, CITIBANK, N.A., as Administrative Agent, CITIBANK, N.A., as Collateral Agent, and the other agents and arrangers party thereto, and (b) the First Lien Guaranty, dated as of the date hereof (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Guaranty”), by and among the Borrower and the Subsidiaries of the Borrower from time to time party thereto as additional guarantors and the Administrative Agent.

The Lenders have agreed to extend credit to the Borrower, the Hedge Banks have agreed to enter into and/or maintain one or more Secured Hedge Agreements and the Cash Management Banks have agreed to enter into and/or maintain Cash Management Services, in each case, on the terms and conditions set forth in the Credit Agreement, in such Secured Hedge Agreements and in such Cash Management Services, as applicable.

Each Guarantor has, pursuant to the Guaranty, unconditionally guaranteed the obligations of the Borrower under the Credit Agreement.

The obligations of the Lenders to extend such credit, the obligation of the Hedge Banks to enter into and/or maintain such Secured Hedge Agreements and the obligation of the Cash Management Banks to enter into and/or maintain such Cash Management Services are, in each case, conditioned upon, among other things, the execution and delivery of this Agreement by each Grantor.

The Grantors are Affiliates of one another and will derive substantial direct and indirect benefits from the extensions of credit to the Borrower pursuant to the Credit Agreement, the entering into and/or maintaining by the Hedge Banks of Secured Hedge Agreements with the Borrower and/or one or more of its Restricted Subsidiaries, and the entering into and/or maintaining by the Cash Management Banks of Cash Management Services with the Borrower and/or one or more of its Restricted Subsidiaries, and are willing to execute and deliver this Agreement in order to induce the Lenders to extend such credit, the Hedge Banks to enter into and/or maintain such Secured Hedge Agreements and the Cash Management Banks to enter into and/or maintain such Cash Management Services.

Accordingly, the parties hereto agree as follows:

Article I.
Definitions

Section 1.01Credit Agreement.

(a)Capitalized terms used in this Agreement, including the preamble and introductory paragraphs hereto, and not otherwise defined herein have the meanings specified in the First Lien Credit Agreement.

(b)Unless otherwise defined in this Agreement or in the First Lien Credit Agreement, terms defined in Article 8 or 9 of the UCC (as defined below) are used in this Agreement as such terms are defined in such Article 8 or 9.

(c)The rules of construction specified in Sections 1.02 through 1.10 (inclusive) of the First Lien Credit Agreement also apply to this Agreement.

Section 1.02Other Defined Terms.  As used in this Agreement, the following terms have the meanings specified below:

“Account Debtor” means any Person who is or who may become obligated to any Grantor under, with respect to or on account of an Account.

“Account(s)” means “accounts” as defined in Section 9-102 of the UCC, and also means a right to payment of a monetary obligation, whether or not earned by performance, (a) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (b) for services rendered or to be rendered, or (c) arising out of the use of a credit or charge card or information contained on or for use with the card.

“After-Acquired Intellectual Property” has the meaning assigned to such term in Section 4.02(d).

“Agreement” has the meaning assigned to such term in the introductory paragraph hereto.

“Article 9 Collateral” has the meaning assigned to such term in Section 3.01(a).

“Bankruptcy Code” means the Bankruptcy Code of the United States.

“Bankruptcy Event of Default” means any Event of Default under Section 8.01(f) of the First Lien Credit Agreement.

“Blue Sky Laws” has the meaning assigned to such term in Section 5.01.

“Borrower” has the meaning assigned to such term in the introductory paragraph to this Agreement.

“Closing Date Grantor” means any Grantor that grants a Lien on any of its assets hereunder on the Closing Date.

“Collateral” means the Article 9 Collateral and the Pledged Collateral.

“Collateral Account” means any Cash Collateral Account (as defined in the First Lien Credit Agreement), which cash collateral account shall be established by the Collateral Agent for the benefit of the relevant Secured Parties in accordance with the First Lien Credit Agreement.

“Collateral Agent” has the meaning assigned to such term in the introductory paragraph to this Agreement.

“Copyright License” means any written agreement granting any right to any third party under any Copyright owned by any Grantor or that any Grantor otherwise has the right to license, or granting any right to any Grantor under any Copyright owned by any third party, and all rights of such Grantor under any such agreement.

“Copyrights” means, with respect to any Grantor, all of such Grantor’s right, title and interest in and to, all copyrights in any work subject to the copyright laws of the United States or any other country, whether registered or unregistered and whether published or unpublished, and with respect to the foregoing (a) all registrations and applications for registration thereof, including registrations and pending applications for registration in the United States Copyright Office or any similar offices in any other country, including those listed on Schedule II(A) to the Perfection Certificate, (b) all renewals and extensions thereof, (c) all income, fees, royalties, damages, claims and payments now or hereafter due and/or payable with respect thereto, including damages and payments for past, present or future infringements thereof, and (d) the right to sue for past, present and future infringements thereof.

“Credit Agreement” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Equipment” means (a) any “equipment” as such term is defined in Article 9 of the UCC and in any event, shall include all machinery, equipment, furnishings, appliances, furniture, fixtures, tools, and vehicles now or hereafter owned by any Grantor in each case, regardless of whether characterized as equipment under the UCC and (b) any and all additions, substitutions and replacements of any of the foregoing and all accessions thereto, wherever located, whether or not at any time of determination incorporated or installed therein or attached thereto, and all replacements therefor, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

“Excluded Assets” has the meaning assigned to such term in Section 3.01.

“Exclusive Copyright License” means a Copyright License pursuant to which a Grantor is granted an exclusive license to a Copyright that is registered in the United States Copyright Office, and that is identified by its registration number in such Copyright License.

“Excluded Equity Interests” has the meaning assigned to such term in Section 2.01.

“Excluded Swap Obligation” has the meaning assigned to such term in the First Lien Credit Agreement.

“General Intangibles” means “general intangibles” as such term is defined in Article 9 of the UCC and shall in any event include all choses in action and causes of action and all other intangible personal property of every kind and nature (other than Accounts) now owned or hereafter acquired by any Grantor, as the case may be, including corporate or other business records, indemnification claims, contract rights (including rights under leases, whether entered into as lessor or lessee, Hedge Agreements and other agreements), rights to the payment of Money, rights to the payment of insurance claims, rights to the payment of proceeds, goodwill, registrations, franchises, tax refund claims and any letter of credit, guarantee, claim, security interest or other security held by or granted to any Grantor.

“Grantor” has the meaning assigned to such term in the introductory paragraph hereto.

“Guaranty” has the meaning assigned to such term in the introductory paragraph hereto.

“Intellectual Property” means, with respect to any Grantor, all of such Grantor’s right, title, and interest in and to intellectual property, including Patents, Copyrights, Trademarks, trade secrets and all intellectual property rights, if any, in confidential or proprietary technical or business information, know how, show how, software and databases, all income, fees, royalties, damages, claims and payments now or hereafter due and/or payable with  respect  thereto,  including  damages  and  payments  for  past,  present  or  future infringements,  misappropriations,  dilutions  and  other  violations  thereof,  the  right  to sue for  past,  present  and  future  infringements,  misappropriations,  dilutions  and  other violations  thereof,  and  all  other  rights  of  any  kind  accruing  thereunder  or  pertaining thereto throughout the world.

“Intellectual Property Security Agreement” means a First Lien Trademark Security Agreement substantially the form of Error! Reference source not found. attached hereto, a First Lien Patent Security Agreement substantially in the form of Error! Reference source not found. attached hereto, or a First Lien Copyright Security Agreement substantially in the form of Error! Reference source not found. attached hereto, as applicable.

“IP Collateral” means, with respect to any Grantor, the Article 9 Collateral consisting of Intellectual Property of such Grantor.

“License” means any Patent License, Trademark License, Copyright License or other license or sublicense agreement granting rights under Intellectual Property to which any Grantor is a party.

“Material IP Collateral” means any IP Collateral that is material to the business of the Grantors taken as a whole.

“Money” has the meaning provided in Article 1 of the UCC.

“Patent License” means any written agreement granting to any third party any right to import, make, have made, offer for sale, use or sell any invention or design claimed in a Patent owned by any Grantor or that any Grantor otherwise has the right to license, or granting to any Grantor any such right with respect to any invention or design claimed in a Patent owned by any third party, and all rights of any Grantor under any such agreement.

“Patents” means, with respect to any Grantor, all of such Grantor’s right, title and interest in and to, all patents of the United States or the equivalent thereof in any other country, all registrations thereof, and all applications for patents of the United States or the equivalent thereof in any other country, including registrations and pending applications in the United States Patent and Trademark Office or any similar offices in any other country, including those listed on Schedule II(A) to the Perfection Certificate, and with respect to the foregoing (a) all reissues, reexaminations, divisions, continuations, renewals, extensions and continuations-in-part thereof, (b) all inventions or designs claimed therein, (c) all income, fees, royalties, damages, claims and payments now or hereafter due and/or payable with respect thereto, including damages and payments for past, present or future infringements thereof, and (d) the right to sue for past, present and future infringements thereof.

“Perfection Certificate” means a certificate substantially in the form of Error! Reference source not found. or any other form reasonably approved by the Collateral Agent, completed and supplemented with the schedules and attachments contemplated thereby, and duly executed by a Responsible Officer of the Borrower.

“Perfection Requirements” has the meaning assigned to such term in Section 3.03(f).

“Pledged Collateral” has the meaning assigned to such term in Section 2.01.

“Pledged Debt” has the meaning assigned to such term in Section 2.01.

“Pledged Equity” has the meaning assigned to such term in Section 2.01.

“Pledged Securities” means any promissory notes, stock certificates, unit certificates, limited or unlimited liability membership certificates, partnership interest certificates, or other Securities or Instruments now or hereafter included in the Pledged Collateral, including all Pledged Equity, Pledged Debt and all other certificates, or instruments representing or evidencing any Pledged Collateral.

“Secured Obligations” means the “Obligations” as defined in the Credit Agreement; provided that Secured Obligations of each Guarantor shall exclude all Excluded Swap Obligations of such Guarantor.

“Securities Act” has the meaning assigned to such term in Section 5.01.

“Security” means a “security” as such term is defined in Article 8 of the UCC and, in any event, shall include any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

“Security Agreement Supplement” means an instrument substantially in the form of Error! Reference source not found. hereto.

“Security Interest” has the meaning assigned to such term in Section 3.01(a).

“Trademark License” means any written agreement granting to any third party any right to use any Trademark owned by any Grantor or that any Grantor otherwise has the right to license, or granting to any Grantor any right to use any Trademark owned by any third party, and all rights of any Grantor under any such agreement (not including vendor or distribution agreements that allow incidental use of intellectual property rights in connection with the sale or distribution of such products or services).

“Trademarks” means, with respect to any Grantor, all of such Grantor’s right, title and interest in and to all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, domain names, and other source or business identifiers, whether registered or unregistered, together with all goodwill of the business connected with the use thereof and symbolized thereby, and with respect to the foregoing (a) all registrations and applications for registration thereof, including registrations and pending applications for registration in the United States Patent and Trademark Office or any similar offices in any State of the United States or any other country or any political subdivision thereof, including those listed on Schedule II(A) to the Perfection Certificate, (b) all extensions and renewals thereof, (c) all income, fees, royalties, damages and payments now and hereafter due and/or payable with respect thereto, including damages and payments for past, present or future infringements and dilutions thereof or injury to the goodwill associated therewith, and (d) the right to sue for past, present and future infringements and dilutions thereof or injury to the goodwill associated therewith.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that, if by reason of mandatory provisions of law, perfection, or the effect of perfection or non-perfection or the priority of a security interest in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or priority or availability of such remedy, as the case may be.

Article II.
Pledge of Securities

Section 2.01Pledge.  As security for the payment or performance, as the case may be, in full of the Secured Obligations, each Grantor hereby pledges to the Collateral Agent, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a continuing security interest in, all of such Grantor’s right, title and interest in, to and under each of the following:

(a)(i) all Equity Interests held by it on the date hereof (including those Equity Interests listed on Error! Reference source not found.), and (ii) any other Equity Interests obtained in the future by such Grantor and the certificates representing all such Equity Interests (the foregoing clauses (i) and (ii) collectively, the “Pledged Equity”), in each case including all dividends, distributions, return of capital, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Equity and all warrants, rights or options issued thereon or with respect thereto; provided that the Pledged

Equity shall not include, and no Lien shall attach to, and no representation, warranty or covenant contained herein or any other Collateral Document shall apply to, each of the following:

(i)(x) more than 65% of the issued and outstanding Equity Interests (other than non-voting Equity Interests) of (1) each Subsidiary that is a Foreign Subsidiary or a CFC or (2) each Subsidiary that is a FSHCO and (y) all of the issued and outstanding Equity Interests of any direct or indirect Subsidiary of such Persons in (x)(1) or (2);

(ii)(1) any Equity Interests of any Person that is not a direct wholly-owned Material Subsidiary of the Borrower or any other Grantor or (2) any Equity Interests in any other Person (other than a direct or indirect wholly-owned Material Subsidiary of the Borrower or any other Loan Party), in each case, to the extent (A) the Organization Documents or other agreements with respect to such Equity Interests with other equity holders prohibits or restricts the pledge of such Equity Interests, (B) the pledge of such Equity Interests is otherwise prohibited or restricted by (I) applicable Law or which would require governmental (including regulatory) consent, approval, license or authorization to be pledged or that would require consent under any contractual obligation existing on the Closing Date or on the date any Subsidiary is acquired (so long as, in respect of such contractual obligation, such prohibition is not incurred in contemplation of such acquisition and except to the extent such prohibition is overridden by anti-assignment provisions of the Uniform Commercial Code of any applicable jurisdiction) or (II) any agreement with a third party (other than the Borrower or any of the Restricted Subsidiaries) (provided that any such Equity Interest shall cease to be an Excluded Equity Interest at such time as such prohibition or restriction ceases to be in effect), or (C) would result in a change of control, repurchase obligation or other adverse consequence (in each case, except to the extent that any such prohibition or restriction would be rendered ineffective under the UCC or other applicable Law or principle of equity);

(iii)any margin stock;

(iv)any Equity Interest, if the pledge thereof or the security interest therein would result in material adverse tax consequences to any Grantor as reasonably determined in good faith by the Borrower in consultation with the Collateral Agent;

(v)Equity Interests in any Unrestricted Subsidiary or Immaterial Subsidiary;

(vi)any Equity Interest with respect to which the Collateral Agent has determined (in its reasonable judgment) in consultation with the Borrower that the costs of pledging, perfecting or maintaining the pledge in respect of such Equity Interest hereunder exceeds the fair market value thereof or the practical benefit to the Secured Parties afforded (or proposed to be afforded) thereby; and

(vii)any Equity Interest otherwise constituting an Excluded Asset;

(any Equity Interests excluded pursuant to clauses (i) through (vii) above, the “Excluded Equity Interests”); provided, further, that if and when any Equity Interest shall cease to be an Excluded Equity Interest and would otherwise constitute Pledged Equity, a Lien on and security in such property shall be deemed granted therein and the provisions of this Agreement shall apply to such Equity Interests;

(b)(i) any indebtedness and promissory notes and the Instruments owned by it as of the date hereof (including those listed opposite the name of such Grantor on Error! Reference source not found.) and (ii) any indebtedness and any promissory notes and any Instruments owned by such Grantor from time to time in the future (the foregoing clauses (i) and (ii) collectively, the “Pledged Debt”), in each case including all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all Pledged Debt; provided that the Pledged Debt shall not include, and no Lien shall attach to, and no representation, warranty or covenant contained herein or any other Collateral Document shall apply to, any Excluded Asset;

(c)subject to Section 2.06, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the securities referred to in clauses (a) and (b) above;

(d)subject to Section 2.06, all rights and privileges of such Grantor with respect to the securities and other property referred to in clauses (a), (b), and (c) above; and

(e)all Proceeds of, and Security Entitlements in respect of, any of the foregoing

(the items referred to in clauses (a) through (e) above being collectively referred to as the “Pledged Collateral”; provided that the Pledged Collateral shall not include, and the Security Interest shall not attach to, any Excluded Asset).

Section 2.02Delivery of the Pledged Collateral.

(a)On the Closing Date or on the date on which it signs and delivers its first Security Agreement Supplement (in the case of any Grantor other than a Closing Date Grantor) or at such later date as the Collateral Agent may agree, each Grantor shall deliver or cause to be delivered to the Collateral Agent, for the benefit of the Secured Parties, any and all Pledged Securities then owned by such Grantor (other than any Uncertificated Securities, but only for so long as such Securities remain uncertificated, and other than any Security Entitlements); provided that promissory notes and Instruments evidencing Indebtedness shall only be so required to be delivered to the extent provided pursuant to paragraph (b)(ii) of this Section 2.02.  Thereafter, whenever such Grantor acquires any other Pledged Security (other than any Uncertificated Securities, but only for so long as such Securities remain uncertificated, and other than any Security Entitlements), such Grantor shall (within ninety days after receipt by such Grantor (or such longer period as the Collateral Agent may agree in its reasonable discretion)) deliver or cause to be delivered to the Collateral Agent such Pledged Security as Collateral; provided that promissory notes and Instruments evidencing Indebtedness shall be so required to be delivered to the extent required pursuant to paragraph (b)(ii) of this Section 2.02.

(b)(i)As promptly as practicable (and in any event within ninety days after receipt by such Grantor (or such longer period as the Collateral Agent may agree in its sole discretion)), each Grantor will use commercially reasonable efforts to cause any Indebtedness for borrowed money having an aggregate principal amount in excess of the Materiality Threshold Amount owed to such Grantor by any Person (other than a Loan Party) to be evidenced by a duly executed promissory note or Instrument to be pledged and delivered to the Collateral Agent, for the benefit of the Secured Parties, pursuant to the terms hereof.

(ii)Promissory notes and Instruments having an aggregate principal amount equal to the Materiality Threshold Amount or less need not be delivered to the Collateral Agent.

(c)Upon delivery to the Collateral Agent, any certificate or promissory note representing Pledged Collateral shall be accompanied by undated stock or note powers, as applicable, duly executed in blank or other undated instruments of transfer duly-executed in blank reasonably satisfactory to the Collateral Agent.  Each delivery of Pledged Securities shall be accompanied by a schedule describing such Pledged Securities, which schedule shall be deemed to supplement Error! Reference source not found. and be made a part hereof; provided that failure to provide any such schedule hereto shall not affect the validity of the pledge hereunder of such Pledged Securities.  Each schedule so delivered shall supplement any prior schedules so delivered.

(d)The pledge and security interest granted in Section 2.01 are granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Pledged Collateral.

Section 2.03Representations, Warranties and Covenants.  Each Grantor, jointly and severally, represents, warrants and covenants, as to itself and the other Grantors, to and with the Collateral Agent, for the benefit of the Secured Parties on and as of each date as required by Section 2.16, 4.01 or 4.02 of the Credit Agreement, as applicable, except, for the avoidance of doubt, with respect to any Excluded Asset, that:

(a)Error! Reference source not found. sets forth, as of the Closing Date and as of each date on which a supplement to Error! Reference source not found. is delivered pursuant to Section 2.02(c), a true and correct list of (i) all the issued and outstanding units of each class of the Equity Interests required to be pledged hereunder and directly owned of record, by such Grantor specifying the issuer, whether the applicable Equity Interest is certificated, and the certificate number (if any) of, and the number and percentage of ownership represented by, such Pledged Equity and (ii) all the Pledged Debt, including all promissory notes and Instruments having an aggregate principal amount in excess of the Materiality Threshold Amount owned by such Grantor (other than, for the avoidance of doubt, checks to be deposited in the ordinary course of business), in each case to the extent required to be pledged hereunder;

(b)the Pledged Equity issued by the Borrower, each other Grantor or their respective wholly owned Material Subsidiaries and the Pledged Debt (solely with respect to Pledged Debt issued by a Person other than any Grantor or any of their respective wholly-owned Subsidiaries to the best of each Grantor’s actual knowledge), have been duly and validly authorized and issued by the issuers thereof (to the extent such concepts are applicable) and (i) in the case of Pledged Equity issued by the Borrower, each other Grantor or their respective wholly owned Material Subsidiaries (other than Pledged Equity consisting of (A) equity of a Person organized other than pursuant to the laws of a state of the United States of America or (B) limited liability company interests or partnership interests which, pursuant to the relevant organizational or formation documents, cannot be fully paid and nonassessable), are fully paid and nonassessable and (ii) in the case of Pledged Debt (solely with respect to Pledged Debt issued by a Person other than any Grantor or any of their respective wholly-owned Subsidiaries, to the best of each Grantor’s actual knowledge), are legal, valid and binding obligations of the issuers thereof, subject to applicable Debtor Relief Laws and general principles of equity and principles of good faith and fair dealing;

(c)each of the Grantors (i) is the direct owner of record of the Pledged Securities indicated on Error! Reference source not found. (as of the Closing Date and as of each date on which a supplement to Error! Reference source not found. is delivered pursuant to this Agreement (as applicable)) as owned by such Grantor, (ii) holds the same free and clear of all Liens, other than (A) Liens created by the Collateral Documents and (B) other Liens expressly permitted pursuant to Section 7.01 of the Credit Agreement, (iii) will make no Lien on the Pledged Collateral, other than (A) Liens created by the Collateral Documents and (B) other Liens expressly permitted pursuant to Section 7.01 of the Credit Agreement, and (iv) will use commercially reasonable efforts to defend its title or interest thereto or therein against any and all Liens (other than the Liens expressly permitted pursuant to Section 7.01 of the Credit Agreement), however arising, of all Persons whomsoever;

(d)except for restrictions and limitations imposed by the Loan Documents, securities laws generally or by Liens expressly permitted pursuant to Section 7.01 of the Credit Agreement, the Pledged Equity of Persons that are wholly-owned Material Subsidiaries is and will continue to be freely transferable and assignable, and none of such Pledged Equity is or will be subject to any option, right of first refusal, shareholders agreement, charter or by-law or other organizational document provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect in any manner material and adverse to the Secured Parties the pledge of such Pledged Equity hereunder or the exercise by the Collateral Agent of rights and remedies hereunder (including the sale or disposition thereof pursuant thereto);

(e)each of the Grantors has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated to be done;

(f)no consent or approval of any Governmental Authority, any securities exchange or any other Person was or is necessary to the validity and perfection of the pledge effected hereby (other than (i) filings and registrations necessary to perfect the Liens on the Collateral granted by the Grantors in favor of the Collateral Agent for the benefit of the Secured Parties or (ii) approvals or consents which have been obtained, taken, given or made and are in full force and effect (except to the extent not required to be obtained, taken, given or made));

(g)by virtue of the execution and delivery by the Grantors of this Agreement, when any Pledged Securities constituting Pledged Equity and associated transfer powers are delivered to and in continued possession by the Collateral Agent in the State of New York in accordance with this Agreement, the Collateral Agent for the benefit of the Secured Parties will (i) obtain a legal, valid and first-priority (subject only to Permitted Liens) perfected lien upon and security interest in such Pledged Securities as security for the payment and performance of the Secured Obligations, (ii) have “control” (within the meaning of Section 8-106(b) of the UCC) of such

Pledged Securities, and (iii) assuming that neither the Collateral Agent nor any of the other Secured Parties have “notice of an adverse claim” (as defined in Section 8-105 of the UCC) with respect to such Pledged Securities at the time such Pledged Securities constituting Certificated Securities are delivered to the Collateral Agent, be a protected purchaser (within the meaning of Section 8-303 of the UCC) thereof;

(h)by virtue of the execution and delivery by the Grantors of this Agreement and delivery of the Pledged Debt (to the extent required hereunder) to and continued possession of the Pledged Debt by the Collateral Agent in the State of New York, the Collateral Agent (for the benefit of the Secured Parties) will obtain a legal, valid, and first-priority (subject only to Permitted Liens) perfected lien upon and security interest in such Pledged Debt as security for the payment and performance of the Secured Obligations; and

(i)the pledge effected hereby is effective to vest in the Collateral Agent, for the benefit of the Secured Parties, the rights of the Collateral Agent in the Pledged Collateral as set forth herein.

Notwithstanding anything to the contrary in this Agreement, to the extent any provision of this Agreement or the Credit Agreement excludes any assets from the scope of the Pledged Collateral, or from any requirement to take any action to perfect any security interest in favor of the Collateral Agent in the Pledged Collateral, the representations, warranties and covenants made by any relevant Grantor in this Agreement with respect to Pledged Collateral or the creation, perfection or priority (as applicable) of the security interest granted therein in favor of the Collateral Agent (including in this Section 2.03) shall be deemed not to apply to such excluded assets.

Section 2.04Certification of Limited Liability Company and Limited Partnership Interests.  Each Grantor acknowledges and agrees that, to the extent any interest in any limited liability company or limited partnership controlled by any Grantor and pledged under Section 2.01 is a “security” within the meaning of Article 8 of the UCC and is governed by Article 8 of the UCC, then (a) to the extent such interest shall be represented by a certificate, such certificate shall be delivered to the Collateral Agent pursuant to the terms hereof or (b) to the extent such interest is uncertificated, such Grantor shall provide the Collateral Agent with control (as defined in Article 8-106 of the UCC) of any such security to the extent reasonably requested by the Collateral Agent. Each Grantor further acknowledges and agrees that with respect to any interest in any limited liability company or limited partnership controlled on or after the Closing Date by such Grantor and pledged hereunder that is not a “security” within the meaning of Article 8 of the UCC, such Grantor shall at no time elect to treat any such interest as a “security” within the meaning of Article 8 of the UCC, nor shall such interest be represented by a certificate, unless such election and such interest is thereafter represented by a certificate that is promptly delivered to the Collateral Agent pursuant to the terms hereof.

Section 2.05Registration in Nominee Name; Denominations.  If an Event of Default shall have occurred and be continuing and the Collateral Agent shall have given the Borrower written notice at least three Business Day(s) prior to its intent to exercise such rights, (a) the Collateral Agent, for the benefit of the Secured Parties, shall have the right (in its sole and absolute discretion) to cause each of the Pledged Securities to be transferred of record into the name of the Collateral Agent or the name of its nominee (as pledgee or as sub-agent) and (b) the Collateral Agent shall have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement to the extent permitted by the documentation governing such Pledged Securities; provided that, notwithstanding the foregoing, if a Bankruptcy Event of Default shall have occurred and be continuing, the Collateral Agent shall not be required to give the notice referred to above in order to exercise the rights described above.  Each Grantor will promptly give to the Collateral Agent copies of any material notices received by it with respect to Pledged Securities registered in the name of such Grantor.  Each Grantor will take any and all actions reasonably requested by the Collateral Agent to facilitate compliance with this Section 2.05.

Section 2.06Voting Rights; Dividends and Interest.

(a)Unless and until an Event of Default shall have occurred and be continuing and the Collateral Agent shall have provided written notice to the Borrower at least three Business Day(s) prior that the rights of the Grantors under this Section 2.06(a) are being suspended:

(i)Each Grantor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement, the Credit Agreement and the other Loan Documents.

(ii)The Collateral Agent shall promptly execute and deliver to each Grantor, or cause to be executed and delivered to such Grantor, all such proxies, powers of attorney and other instruments as such Grantor may reasonably request in writing for the purpose of enabling such Grantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above, in each case, as shall be specified in such request and be in form and substance reasonably satisfactory to the Collateral Agent.

(iii)Each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Collateral, to the extent (and only to the extent) that such dividends, interest, principal and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of the Credit Agreement and the other Loan Documents; provided that any noncash dividends, interest, principal or other distributions that would constitute Pledged Equity or Pledged Debt, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Collateral or received in exchange for Pledged Collateral or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral, and, if received by any Grantor, shall be delivered to the Collateral Agent within ninety days (or such longer period as the Collateral Agent may agree in its discretion) in the same form as so received (with any necessary endorsement reasonably requested by the Collateral Agent to the extent required by Section 2.02 hereof).  So long as no Event of Default has occurred and is continuing, the Collateral Agent shall promptly deliver to each Grantor (at the expense of such Grantor) any Pledged Securities in its possession if requested to be delivered to the issuer thereof in connection with any exchange or redemption of such Pledged Securities permitted pursuant to the terms of the Credit Agreement.

(b)Upon the occurrence and during the continuance of any Event of Default, after the Collateral Agent shall have notified the Borrower in writing at least one Business Day prior to the suspension of the rights of the Grantors under Section 2.06(a), then all rights of any Grantor to dividends, interest, principal or other distributions that such Grantor is authorized to receive pursuant to Section 2.06(a)(iii) shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions.  All dividends, interest, principal or other distributions received by any Grantor contrary to the provisions of this Section 2.06(b) shall be held in trust for the benefit of the Collateral Agent and the other Secured Parties, shall be segregated from other property or funds of such Grantor and, upon demand by the Collateral Agent, shall be delivered to the Collateral Agent within three Business Days (or such longer period as the Collateral Agent may agree in its discretion) in the same form as so received (with any necessary stock or note powers and other instruments of transfer reasonably requested by the Collateral Agent).  Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 5.02.  After all Events of Default have been cured (including by performance) or waived and the Borrower shall have delivered to the Collateral Agent a certificate to such effect, the Collateral Agent shall promptly repay to each Grantor (without interest) all dividends, interest, principal or other distributions that such Grantor would otherwise be permitted to retain pursuant to the terms of Section 2.06(a)(iii) in the absence of any such Event of Default and that remain in such account, and such Grantor’s right to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Securities shall be automatically reinstated.

(c)Upon the occurrence and during the continuance of an Event of Default, after the Collateral Agent shall have notified the Borrower in writing at least three Business Day(s) prior to the suspension of the rights of the Grantors under Section 2.06(a), then all rights of any Grantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to Section 2.06(a)(i), and the obligations of the Collateral Agent under Section 2.06(a)(ii), shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that, unless otherwise directed by the Required Lenders, the Collateral Agent shall have the right from time to time upon the occurrence and during the continuance of an Event of Default to permit the Grantors to exercise such rights.  After all Events of Default have been cured (including by performance, if applicable) or waived and the Borrower shall have delivered to the Collateral Agent a certificate to such effect, each Grantor shall have the exclusive right to exercise the voting and/or consensual rights and powers that such Grantor would otherwise be entitled to exercise pursuant to the terms of Section 2.06(a)(i), and the obligations of the Collateral Agent under Section 2.06(a)(ii) shall be reinstated.

(d)Any notice given by the Collateral Agent to the Borrower suspending the rights of the Grantors under Section 2.06(a), shall be given in writing, shall be delivered at least one

Business Day prior to such suspension, may be given with respect to one or more of the Grantors at the same or different times, and may suspend the rights of the Grantors under Section 2.06(a)(i) or 2.06(a)(iii) in part without suspending all such rights (as specified by the Collateral Agent in its sole and absolute discretion) and without waiving or otherwise affecting the Collateral Agent’s rights to give additional notices from time to time suspending other rights so long as an Event of Default has occurred and is continuing.  Notwithstanding anything to the contrary contained in Section 2.06(a), (b) or (c), if a Bankruptcy Event of Default shall have occurred and be continuing, the Collateral Agent shall not be required to give any notice referred to in said Sections in order to exercise any of its rights described in such Sections, and the suspension of the rights of each of the Grantors under each such Section shall be automatic upon the occurrence of such Bankruptcy Event of Default.

(e)In order to permit the Collateral Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder, each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Collateral Agent all proxies, dividend payment orders and other instruments as the Collateral Agent may from time to time reasonably request, but in any event solely after an Event of Default has occurred and is continuing.

Section 2.07Collateral Agent Not a Partner or Limited Liability Company Member.  Nothing contained in this Agreement shall be construed to make the Collateral Agent or any other Secured Party liable as a member of any limited liability company or as a partner of any partnership and neither the Collateral Agent nor any other Secured Party by virtue of this Agreement or otherwise (except as referred to in the following sentence) shall have any of the duties, obligations or liabilities of a member of any limited liability company or as a partner in any partnership.  The parties hereto expressly agree that, unless the Collateral Agent shall become the absolute owner of Pledged Equity consisting of a limited liability company interest or a partnership interest pursuant hereto, this Agreement shall not be construed as creating a partnership or joint venture among the Collateral Agent, any other Secured Party, any Grantor and/or any other Person.

Article III.
Security Interests in Personal Property

Section 3.01Security Interest.

(a)As security for the payment or performance, as the case may be, in full of the Secured Obligations, each Grantor hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a security interest (the “Security Interest”) in all of such Grantor’s right, title and interest in, to and under any and all of the following assets and properties, whether now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Article 9 Collateral”):

(i)all Accounts;

(ii)all Chattel Paper;

(iii)all Documents;

(iv)all Equipment;

(v)all General Intangibles;

(vi)all Instruments;

(vii)all Inventory;

(viii)all Investment Property;

(ix)all books and records pertaining to the Article 9 Collateral;

(x)all Goods and Fixtures;

(xi)all Money, cash, cash equivalents, Deposit Accounts, Securities Accounts and Commodities Accounts;

(xii)all Letter-of-Credit Rights;

(xiii)all Commercial Tort Claims set forth in Section II(E) of the Perfection Certificate or any supplement thereto;

(xiv)all Collateral Accounts, and all cash, cash equivalents, Money, Securities and other investments deposited therein;

(xv)all Supporting Obligations;

(xvi)all Security Entitlements in any or all of the foregoing;

(xvii)all Intellectual Property and Licenses; and

(xviii)to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;

provided that Article 9 Collateral shall not include, and the Security Interest shall not attach to, and no representation, warranty or covenant contained herein or any other Collateral Document shall apply to, any of the following assets or property, each being an “Excluded Asset”:

(i)any asset (including, to the extent applicable, any Equipment or Inventory owned by a Grantor that is subject to a Lien permitted under Section 7.01(d) of the Credit Agreement), lease, license, franchise, charter, authorization, contract or agreement to which any Grantor is a party, together with any rights or interest thereunder, in each case, if and to the extent security interests therein (A) are prohibited by or in violation of any applicable Law, (B) requires any governmental consent that has not been obtained or consent of a third party that is not a Grantor or an Affiliate of a Grantor that has not been obtained pursuant to any contract or agreement binding on such asset at the time of its acquisition and not entered into in contemplation of such acquisition, or (C) is prohibited by or in violation of a term, provision or condition of any lease, license, franchise, charter, authorization, contract or agreement binding on such asset at the time of its acquisition and not entered into in contemplation of such acquisition, except, in the case of each of the foregoing clauses (A), (B), and (C), to the extent that such prohibition or restriction would be rendered ineffective under the UCC or other applicable Law or principle of equity; provided, however, that, notwithstanding the foregoing, the Article 9 Collateral shall include (and the Security Interest shall attach), at such time as the contractual or legal prohibition shall no longer be applicable and to the extent severable, shall attach to any portion of such asset, lease, license, franchise, charter, authorization, contract or agreement not subject to the prohibitions specified in clauses (A), (B), or (C) above (in each case, after giving effect to the applicable anti-assignment provisions of the UCC or other applicable law); provided, further, that the Excluded Assets referred to in this clause (i) shall not include any Proceeds or receivables of any such asset, lease, license, franchise, charter, authorization, contract or agreement (except to the extent such Proceeds or receivables constitute Excluded Assets);

(ii)the Excluded Equity Interests and any assets of any Excluded Subsidiary;

(iii)any “intent-to-use” Trademark applications prior to the filing and acceptance of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, to the extent that, and during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law (it being understood that after such period such intent-to-use application shall be automatically subject to the security interest granted herein and deemed to be included in the Collateral);

(iv)(A) any leasehold interest (including any ground lease interest) in real property, (B) any fee interest in owned real property and (C) any Fixtures affixed to any real property to the extent a security interest in such Fixtures may not be perfected by the filing of a UCC financing statement in the jurisdiction of organization (or other location of a Grantor under Section 9-307 of the UCC) of the applicable Grantor;

(v)(A) as extracted collateral, (B) timber to be cut, (C) farm products, (D) manufactured homes and (E) healthcare insurance receivables;

(vi)any particular asset, if the pledge thereof or the security interest therein would result in material adverse tax consequences to any Grantor as reasonably determined by the Borrower in good faith in consultation with the Collateral Agent;

(vii)any specifically identified asset with respect to which the Collateral Agent has determined (in its reasonable judgment in consultation with the Borrower) that the costs of obtaining, perfecting or maintaining a Security Interest or pledge in such asset exceed the fair market value thereof (as determined by the Borrower in its reasonable judgment) or the practical benefit to the Secured Parties afforded thereby;

(viii)Letter-of-Credit-Rights not in excess of the Materiality Threshold Amount or to the extent a Security Interest therein cannot be perfected by the filing of UCC-1 financing statements;

(ix)Commercial Tort Claims where the amount of damages reasonably expected to be realized by the applicable Grantor (as determined by the Borrower in good faith) is not in excess of the Materiality Threshold Amount; and

(x)motor vehicles, aircraft and other assets subject to certificates of title or ownership in each case, to the extent a security interest therein cannot be perfected by the filing of a UCC-1 financing statement in the jurisdiction of organization (or other location of a Grantor under Section 9-307 of the UCC) of the applicable Grantor;

provided that (i) Excluded Assets shall not include any assets or property included in the Borrowing Base and (ii) if and when any property shall cease to be an Excluded Asset, a Lien on and security interest in such property shall be deemed granted therein and the provisions of this Agreement shall apply to such property, including the Proceeds of any General Intangible, Instrument, license, property right, permit or any other contract or agreement (except to the extent such Proceeds are Excluded Assets).  Notwithstanding anything to the contrary, the Proceeds of, or in respect of, any Excluded Assets shall constitute Article 9 Collateral (except to the extent such Proceeds are an Excluded Asset).

(b)Each Grantor hereby irrevocably authorizes the Collateral Agent for the benefit of the Secured Parties at any time and from time to time to file in any relevant jurisdiction any financing statements or continuation statements (including fixture filings in connection with Material Real Property) with respect to the Collateral or any part thereof and amendments thereto that (i) describe the collateral covered thereby in any manner that the Collateral Agent reasonably determines is necessary or advisable to ensure the perfection of the security interest in the Collateral granted under this Agreement including indicating the Collateral as “all assets” or “all personal property” of such Grantor or words of similar effect and (ii) contain the information required by Article 9 of the UCC of each applicable jurisdiction for the filing of any financing statement or amendment, including (A) whether such Grantor is an organization and the type of organization and (B) in the case of a financing statement filed as a fixture filing, a sufficient description of the real property to which such Article 9 Collateral relates.  Each Grantor agrees to provide such information to the Collateral Agent promptly upon reasonable request.  The Collateral Agent is further irrevocably authorized to file (to the extent the Grantors have not already made such filings) Intellectual Property Security Agreements, or supplements or amendments thereof, executed by the applicable Grantor(s) with the United States Patent and Trademark Office or the United States Copyright Office(or any successor offices).

(c)The Security Interest is granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Article 9 Collateral.

Notwithstanding anything to the contrary in this Agreement, to the extent any provision of this Agreement or the Credit Agreement excludes any assets from the scope of the Article 9 Collateral, or from any requirement to take any action to perfect any security interest in favor of the Collateral Agent in Article 9 Collateral, the representations, warranties and covenants made by any relevant Grantor in this Agreement with respect to Article 9 Collateral or the creation, perfection or priority (as applicable) of the security interest granted therein in favor of the Collateral Agent (including in Section 3.02 or Section 3.03) shall be deemed not to apply to such excluded assets.

Section 3.02Representations and Warranties.  Subject to the Perfection Requirements, each Grantor represents and warrants, as to itself and the other Grantors, to the Collateral Agent and the Secured Parties on the Closing Date and on and as of each other date required by Section 2.13 of the Credit Agreement, as applicable, except for the avoidance of doubt with respect to any Excluded Asset, that:

(a)Each Grantor has valid rights (not subject to any Liens other than Permitted Liens) in the Article 9 Collateral with respect to which it has purported to grant a Security Interest hereunder, except for minor defects in title that do not materially interfere with its ability to conduct its business as currently conducted or as proposed to be conducted or to utilize such properties for their intended purposes (which rights are in any event, sufficient under Section 9‑203 of the UCC), and has full power and authority to grant to the Collateral Agent, for the benefit of the Secured Parties, the Security Interest in such Article 9 Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval that has been obtained.

(b)The Perfection Certificate delivered to the Collateral Agent on or prior to the Closing Date has been duly executed and delivered and the information set forth therein, including the exact legal name of each Grantor and its jurisdiction of organization is correct and complete in all material respects (or in all respects in the case of the exact legal name and jurisdiction of organization of each Grantor) as of the Closing Date.  Subject to the Perfection Requirements, UCC financing statements (including fixture filings, as applicable) prepared based upon the information provided to the Collateral Agent in the Perfection Certificate for filing in each governmental, municipal or other office specified in Error! Reference source not found. (or specified by notice from the applicable Grantor to the Collateral Agent after the Closing Date in the case of filings, recordings or registrations required by Section 6.11 of the First Lien Credit Agreement), are all the filings, recordings and registrations (other than any filings with respect to real property, filings required to be made in the United States Patent and Trademark Office or the United States Copyright Office in order to perfect the Security Interest in IP Collateral) necessary to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the benefit of the Secured Parties) in respect of all Article 9 Collateral in which the Security Interest may be perfected by the filing of UCC financing statements in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration with respect to such Article 9 Collateral is necessary in any such jurisdiction, except as provided under applicable Law with respect to the filing of amendment or continuation statements.  Each Grantor represents and warrants that, on the Closing Date and on and as of each other date as required by Section 4.02(e), fully executed Intellectual Property Security Agreements containing a description of all IP Collateral consisting of U.S. Patents (and U.S. Patents for which applications are pending), U.S. registered Trademarks (and U.S. Trademarks for which registration applications are pending) and U.S. registered

Copyrights and exclusive Copyright Licenses to U.S. registered Copyrights, as applicable, have been or will be delivered to the Collateral Agent for recording by the United States Patent and Trademark Office or the United States Copyright Office, as applicable, pursuant to 35 U.S.C. § 261, 15 U.S.C. § 1060 or 17 U.S.C. § 205 and the regulations thereunder.

(c)The Security Interest constitutes (i) a legal and valid security interest in all the Article 9 Collateral securing the payment and performance of the Secured Obligations, (ii) subject to the filings described in Section 3.02(b), a perfected security interest in all Article 9 Collateral in which a security interest may be perfected by filing, recording or registering a financing statement in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the UCC and (iii) subject to the filings described in Section 3.02(b), and the timely filing with the United States Patent and Trademark Office and the United States Copyright Office, as applicable, of the Intellectual Property Security Agreements delivered in accordance with the Credit Agreement and Section 4.02(e), a perfected security interest in all Article 9 Collateral in which a security interest may be perfected by the recording of the relevant Intellectual Property Security Agreements with the United States Patent and Trademark Office and the United States Copyright Office, as applicable, within the three month period (commencing as of the date hereof) pursuant to 35 U.S.C. § 261 or 15 U.S.C. § 1060 or the one month period (commencing as of the date hereof) pursuant to 17 U.S.C. § 205 (it being agreed that additional filings would be necessary with respect to After-Acquired Intellectual Property).  The Security Interest is and shall be prior to any other Lien on any of the Article 9 Collateral other than any Lien that is expressly permitted by the Credit Agreement, including pursuant to Section 7.01 of the Credit Agreement.

(d)The Article 9 Collateral is owned by the Grantors free and clear of any Lien, except for Permitted Liens.  None of the Grantors has filed or consented to the filing of (i) any financing statement or analogous document under the UCC or any other applicable Laws covering any Article 9 Collateral, (ii) any assignment in which any Grantor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with the United States Patent and Trademark Office or the United States Copyright Office, or (iii) any assignment in which any Grantor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Permitted Liens and assignments expressly permitted by the Credit Agreement, including pursuant to Section 7.01 of the Credit Agreement.

(e)All Commercial Tort Claims of each Grantor as of the Closing Date are described on Error! Reference source not found..

Section 3.03Covenants.

(a)Each Grantor shall, at its own expense, take any and all commercially reasonable actions requested by the Collateral Agent necessary (i) to defend title to the Article 9 Collateral owned by it against all Persons claiming an interest therein (other than with respect to Permitted Liens) that is adverse to the interests hereunder of the Collateral Agent or any other Secured Party, except with respect to Article 9 Collateral that such Grantor determines in its reasonable business judgment is no longer necessary or beneficial to the conduct of the business, and (ii) to defend the Security Interest of the Collateral Agent in the Article 9 Collateral and the priority thereof against any Lien (other than a Permitted Lien).

(b)Each Grantor shall, on the date hereof (or such later date as the Collateral Agent may agree), execute and deliver to the Collateral Agent, counterpart signature pages to the Intellectual Property Security Agreements in favor of the Collateral Agent (for the benefit of the Secured Parties) in respect of the IP Collateral listed on Schedule II(A) to the Perfection Certificate in order to record the Security Interest in such IP Collateral with the United States Patent and Trademark Office and the United States Copyright Office, as applicable.

(c)Each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Collateral Agent may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and Taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements (including fixture filings) or other documents in connection herewith or therewith, to the extent required hereunder or under the other Loan Documents.

(d)Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Article 9 Collateral and not permitted pursuant to Section 7.01 of the Credit Agreement, and may pay for the maintenance and preservation of the Article 9 Collateral to the extent any Grantor fails to do so as required by the Credit Agreement, this Agreement or any other Loan Document and within a reasonable period of time after the Collateral Agent has requested that it do so, and each Grantor jointly and severally agrees to reimburse the Collateral Agent within ten Business Days after demand for any payment made or any reasonable out-of-pocket expense incurred by the Collateral Agent pursuant to the foregoing authorization; provided that nothing in this paragraph shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Collateral Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents.

(e)Each Grantor (rather than the Collateral Agent or any Secured Party) shall remain liable (as between itself and any relevant counterparty) to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Article 9 Collateral, all in accordance with the terms and conditions thereof.

(f)Notwithstanding anything in this Agreement to the contrary:

(i)other than the “all asset” filing of a UCC financing statement in the office of the secretary of state (or similar central filing office) of the relevant state(s), (A) no actions shall be required to perfect the security interest granted hereunder in any letters of credit, Letter-of-Credit Rights, Commercial Tort Claims, Chattel Paper or assets subject to a certificate of title or (B) except for the filings described in Section 3.02(b) with respect to IP Collateral, no Grantor shall be required to enter into or otherwise establish any source code escrow arrangement or register any Intellectual Property, or complete any filings or other action with respect to the creation or perfection of the security interests in any Intellectual Property;

(ii)no Grantor shall be required to deliver (x) landlord lien waivers, estoppels, bailee letters or collateral access letters in any circumstances or (y) except with respect to the Blocked Accounts (as defined under the ABL Credit Agreement), control agreements or lockbox letters;

(iii)no action shall be required to perfect a security interest granted hereunder in Deposit Accounts, Commodities Accounts, Securities Accounts or any other similar account or other asset via “control” (within the meanings of Section 9-104 and/or Sections 8-106 and 9-106, as applicable, of the UCC or otherwise);

(iv)no Grantor shall be required to complete any filings or take any other action (other than (A) filings pursuant to the Uniform Commercial Code in the office of the secretary of state (or similar central filing office) of the relevant state(s), (B) delivery to the Collateral Agent to be held in its possession of all Pledged Collateral consisting of stock certificates as otherwise required hereunder and (C) customary filings in (1) the United States Patent and Trademark Office with respect to any U.S. issued Patents, and registered Trademarks, and any applications therefor and (2) the United States Copyright Office of the Library of Congress with respect to Copyright registrations and Exclusive Copyright Licenses if such IP Collateral is also registered in the United States) with respect to the creation or perfection of security interests in assets located or titled outside the United States, including any Intellectual Property registered in any jurisdiction outside of the United States and no Grantor shall be required to make any filing with any Governmental Authority, or to enter into any agreement governed by the Laws of any jurisdiction, in each case other than the United States, any state thereof (including any subdivision of any state), the District of Columbia;

(v)no notices shall be required to be sent to Account Debtors or other contractual third parties prior to an Event of Default;

(vi)no Grantor shall be required to provide any notice or obtain the consent of governmental authorities under the Federal Assignment of Claims Act (or any state equivalent thereof); and

(vii)no representation or warranty contained herein shall be deemed inaccurate as a result of the Grantors not taking any action not required under this Section 3.03(g) unless such action is expressly required by other provisions of this Agreement, including Section 3.03(g) and 4.02(e) (paragraphs (i) through (vii) of this Section 3.03(f), the “Perfection Requirements”).

(g)Commercial Tort Claims. If any Grantor shall at any time after the date of this Agreement acquire a Commercial Tort Claim where the amount of the damages reasonably expected to be realized by such Grantor (in the good faith judgment of the Borrower) is in excess of the Materiality Threshold Amount and for which a complaint in a court of competent jurisdiction has been filed, such Grantor shall (within 60 days (or such longer period as the Collateral Agent may agree)) notify the Collateral Agent thereof and provide supplements to Section II(D) to the Perfection Certificate describing the details thereof and shall grant to the Collateral Agent a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Collateral Agent and the Borrower.

Article IV.
Special Provisions Concerning IP Collateral

Section 4.01Grant of License to Use Intellectual Property.  Without limiting the provisions of Section 3.01 or any other rights of the Collateral Agent as the holder of a Security Interest in any IP Collateral, for the purpose of enabling the Collateral Agent to exercise rights and remedies under this Agreement at such time as the Collateral Agent is lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a non-exclusive license (exercisable without payment of royalty or other compensation to the Grantors), subject to the terms of any applicable Licenses, and subject, in the case of Trademarks, to sufficient rights to quality control and inspection in favor of such Grantor to avoid the risk of invalidation of such Trademarks, to use and sublicense any of the Intellectual Property now or hereafter owned by or licensed to such Grantor, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof provided, however, that any such license granted by the Collateral Agent to a third party shall include reasonable and customary terms necessary to preserve the existence, validity and value of the affected Intellectual Property, including provisions requiring the continuing  confidential handling of trade secrets, requiring the use of appropriate notices and prohibiting the use of false notices, and protecting and maintaining the quality standards of the Trademarks in the manner set forth below (it being understood and agreed that, without limiting any other rights and remedies of the Collateral Agent under this Agreement, any other Loan Document or applicable Law, nothing in the foregoing license grant shall be construed as granting the Collateral Agent rights in and to any such Intellectual Property above and beyond, in the case of Intellectual Property that is licensed to any such Grantor by a third party, the extent to which such Grantor has the right to grant a sublicense to such Intellectual Property hereunder).

The use of such license by the Collateral Agent may only be exercised, at the option of the Collateral Agent, during the continuation of an Event of Default; provided that any sublicense or other transaction entered into by the Collateral Agent in accordance herewith shall immediately terminate at such time as the Collateral Agent is no longer lawfully entitled to exercise its rights and remedies under this Agreement. Nothing in this Section 4.01 shall require a Grantor to grant any license that is prohibited by any applicable Law, or is prohibited by, or constitutes a breach or default under or results in the termination of any contract, license, agreement, instrument or other document evidencing, giving rise to or theretofore granted, with respect to such property or otherwise unreasonably prejudices the value thereof to the relevant Grantor.  In the event the license set forth in this Section 4.01 is exercised with regard to any Trademarks, then the following shall apply:  (a) all goodwill arising from any licensed or sublicensed use of any Trademark shall inure to the benefit of the applicable Grantor;  (b) the licensed or sublicensed Trademarks shall only be used in association with goods or services of a quality and nature consistent with the quality and reputation with which such Trademarks were associated when used by Grantor immediately prior to the exercise of the license rights set forth herein and (c) at the Grantor’s request and expense, licensees and sublicensees shall provide reasonable cooperation in any effort by the Grantor to maintain the registration or otherwise secure the ongoing validity and effectiveness of such licensed Trademarks, including, without limitation, the actions and conduct described in Section 4.02 below.

Section 4.02Protection of Collateral Agent’s Security.

(a)In the event that any Grantor becomes aware that any item of the Material IP Collateral is being infringed or misappropriated or diluted by a third party, such Grantor shall, to the extent that such Grantor has the legal right to do so, take such actions as such Grantor reasonably deems appropriate under the circumstances to protect such Material IP Collateral.

(b)Except to the extent permitted by Section 4.02(f), no Grantor shall knowingly do or knowingly permit any act or knowingly omit to do any act whereby any of its Material IP Collateral may reasonably be likely to lapse, be terminated or become invalid or unenforceable or dedicated to the public or lose the status of its trade secrets.

(c)Except to the extent permitted below or where failure to do so could not reasonably be expected to have a Material Adverse Effect, each Grantor shall take commercially reasonable actions to preserve and protect each item of its Material IP Collateral, and shall require that all licensed users of any such Trademarks abide by such Grantor’s applicable standards of quality with respect to the products and services sold or provided under such Trademarks.

(d)Each Grantor agrees that, should it obtain any ownership or other right, title or interest in or to any IP Collateral after the Closing Date including, without limitation, by such Grantor (or any Person on such Grantor’s behalf) filing an application for IP Collateral, acquiring or creating IP Collateral, or being licensed any Intellectual Property, or by virtue of any Intellectual Property being deemed to be included in the Collateral because it is no longer an Excluded Asset (the “After-Acquired Intellectual Property”), (i) the provisions of this Agreement shall automatically apply thereto, and (ii) any such After-Acquired Intellectual Property and, in the case of Trademarks, the goodwill of the business connected with the use thereof and symbolized thereby, shall automatically become part of the IP Collateral, subject to the terms and conditions of this Agreement with respect thereto.

(e)At the time of delivery of annual financial statements pursuant to Section 6.01(a) of the Credit Agreement and delivery of the related Compliance Certificate (or such later date as the Collateral Agent may agree), each Grantor shall (i) sign and deliver to the Collateral Agent one or more Intellectual Property Security Agreements, or supplements or amendments thereto, with respect to U.S. Patents and Patent applications, U.S. registered Trademarks and Trademark applications, and U.S. registered Copyrights and exclusive Copyright Licenses to U.S. registered Copyrights included in the After-Acquired Intellectual Property and which are IP Collateral, to the extent that such IP Collateral is not covered by any previous Intellectual Property Security Agreement or supplement or amendment thereto so signed and delivered by it and (ii) cooperate as reasonably necessary to enable the Collateral Agent to make prompt filings of any reasonably necessary recordations with the U.S. Copyright Office or the U.S. Patent and Trademark Office, as appropriate.

(f)Notwithstanding the foregoing provisions of this Section 4.02 or elsewhere in this Agreement, nothing in this Agreement shall prevent any Grantor from abandoning or discontinuing the use or maintenance of any of its IP Collateral, or from failing to take action to enforce license agreements or pursue actions against infringers or take any other actions with respect to its IP Collateral, if such Grantor determines in its reasonable business judgment that such abandonment, discontinuance, or failure to take action is desirable in the conduct of its business or if such abandonment, discontinuance or failure to take action is otherwise permitted under the Credit Agreement.

Article V.
Remedies

Section 5.01Remedies Upon Default.  At least one day’s written notice following the occurrence and during the continuation of an Event of Default, it is agreed that the Collateral Agent (i) shall have the right to exercise any and all rights afforded to a secured party under this Agreement, the UCC or other applicable Law, and (ii) may (or, at the request of the Required Lenders in accordance with the Credit Agreement, shall) take any of the following actions:

(a)require each Grantor to, and each Grantor agrees that it will at its expense and upon request of the Collateral Agent promptly, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place and time to be designated by the Collateral Agent that is reasonably convenient to both parties;

(b)occupy any premises owned or, to the extent lawful and permitted, leased by any of the Grantors where the Collateral or any part thereof is assembled or located for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to such Grantor in respect of such occupation; provided that the Collateral Agent shall provide the applicable Grantor with one days written notice thereof prior to or promptly after such occupancy;

(c)exercise any and all rights and remedies of any of the Grantors under or in connection with the Collateral, or otherwise in respect of the Collateral; provided that the Collateral Agent shall provide the applicable Grantor with one days written notice thereof prior to or promptly after such exercise;

(d)withdraw any and all cash or other Collateral from any Collateral Account and apply such cash and other Collateral to the payment of any and all Secured Obligations in the manner provided in Section 5.02; and

(e)subject to the mandatory requirements of applicable Law and the notice requirements described below, sell or otherwise dispose of all or any part of the Collateral securing the Secured Obligations at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall reasonably deem appropriate.

Each Grantor acknowledges and recognizes that (a) the Collateral Agent may be unable to effect a public sale of all or a part of the Collateral consisting of securities by reason of certain prohibitions contained in the Securities Act of 1933, 15 U.S.C. § 77, (as amended and in effect, the “Securities Act”) or the securities laws of various states (the “Blue Sky Laws”), but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof, (b) private sales so made may be at prices and upon other terms less favorable to the seller than if such securities were sold at public sales, (c) neither the Collateral Agent nor any other Secured Party has any obligation to delay sale of any of the Collateral for the period of time necessary to permit such securities to be registered for public sale under the Securities Act or the Blue Sky Laws, and (d) private sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner.  To the maximum extent permitted by Law, each Grantor hereby waives any claim against any Secured Party arising because the price at which any Collateral may have been sold at a private sale was less than the price that might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree.  Upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold.  Each such purchaser at any sale of Collateral shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by applicable Law) all rights of redemption, stay and appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

The Collateral Agent shall give the applicable Grantors ten days’ written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the UCC or its equivalent in other jurisdictions) of the Collateral Agent’s intention to make any sale of Collateral.  Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange.  Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale.  The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given.  The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned.  In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice.  At any public (or, to the extent permitted by applicable Law, private) sale made pursuant to this Agreement, any Secured Party may bid for or purchase, free (to the extent permitted by applicable Law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by applicable Law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from any Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor.  As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court appointed receiver.  Any sale pursuant to the provisions of this Section 5.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the UCC or its equivalent in other jurisdictions.

The power-of-attorney granted pursuant to Section 6.14 shall apply for the purpose of (i) making, settling and adjusting claims in respect of Article 9 Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance, (ii) making all determinations and decisions with respect thereto and (iii) obtaining or maintaining the policies of insurance required by Section 6.07 of the Credit Agreement or to pay any premium in whole or in part relating thereto.  All  sums disbursed by the Collateral Agent in connection with this paragraph, including Attorney Costs and other charges relating thereto, in each case, to the extent provided in Section 6.03, shall be payable, within thirty days of written demand therefor, by the Grantors to the Collateral Agent and shall be additional Secured Obligations secured hereby.

By accepting the benefits of this Agreement and each other Collateral Document, the Secured Parties expressly acknowledge and agree that this Agreement and each other Collateral Document may be enforced only by the action of the Collateral Agent and that no other Secured Party shall have any right individually to seek to enforce or to enforce this Agreement or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies may be exercised solely by the Collateral Agent for the benefit of the Secured Parties upon the terms of this Agreement and the other Collateral Documents.

Any exercise of remedies provided in this Section 5.01 shall be subject to the terms of any applicable Intercreditor Agreement.

Section 5.02Application of Proceeds.  Subject to the terms of any applicable Intercreditor Agreement, the Collateral Agent shall apply the proceeds of any collection or sale of Collateral, including any Collateral consisting of cash, in accordance with the provisions of Section 8.03 of the Credit Agreement.  The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement.  Upon any sale of Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of proceeds by the Collateral Agent or by the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.  It is understood and agreed that the Grantors shall remain jointly and severally liable to the extent of any deficiency between the amount of the proceeds of the Collateral and the aggregate amount of the Secured Obligations.

Article VI.
Miscellaneous

Section 6.01Notices.  All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 10.02 of the First Lien Credit Agreement.  All communications and notices hereunder to a Grantor other than the Borrower shall be given in care of the Borrower.

Section 6.02Waivers; Amendment.

(a)No failure by the Collateral Agent or any Secured Party to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall impair such right, remedy, power or privilege or operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and independent of any rights, remedies, powers and privileges provided by Law.  Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such rights, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.  No waiver of any provision of this Agreement or consent to any departure by any Grantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 6.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, the making of any Loan, the provision of any Cash Management Services or the provision of services under any Secured Hedge Agreement shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Collateral Agent or any other Secured Party may have had notice or knowledge of such Default or Event of Default at the time.

(b)Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Grantor or Grantors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 10.01 of the First Lien Credit Agreement.

Section 6.03Collateral Agent’s Fees and Expenses. Each Grantor, jointly with the other Grantors and severally, agrees to reimburse the Collateral Agent for its fees and expenses incurred hereunder to the extent provided in Section 10.04 of the Credit Agreement; provided that reference therein to the “Borrower” shall be deemed to be a reference to “each Grantor.”

Section 6.04Successors and Assigns.  Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Grantor or any Secured Party that are contained in this Agreement shall bind and inure to the benefit of their respective permitted successors and assigns.  Except in a transaction expressly permitted under the Credit Agreement, no Grantor may assign any of its rights or obligations hereunder without the written consent of the Collateral Agent.

Section 6.05Survival of Agreement.  All representations and warranties made by the Grantors in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the execution and delivery of the Loan Documents and the making of any Loans, the provision of any Cash Management Services or the provision of services under any Secured Hedge Agreement, regardless of any investigation made by any such Lender or on its behalf and notwithstanding that the Collateral Agent or any Lender may have had notice or knowledge of any Default or Event of Default at the time any credit is extended under the Credit Agreement or any other Loan Document, and shall continue in full force and effect until this Agreement is terminated as provided in Section 6.12 hereof, or with respect to any individual Grantor until such Grantor is otherwise released from its obligations under this Agreement in accordance with the terms hereof.

Section 6.06Counterparts; Effectiveness; Several Agreement.  This Agreement may be executed in one or more counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract.  This Agreement shall become effective when it shall have been executed by each Closing Date Grantor (and, with respect to each Person that becomes a Grantor hereunder following the Closing Date, on the date of delivery of a Security Agreement Supplement by such Grantor) and the Collateral Agent and thereafter shall be binding upon and inure to the benefit of each Grantor and the Collateral Agent and the other Secured Parties and their respective permitted successors and assigns, subject to Section 6.04 hereof.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means (including in .pdf or .tif format via electronic mail) shall be effective as delivery of a manually executed counterpart of this Agreement.  This Agreement shall be construed as a separate agreement with respect to each Grantor and may be amended, restated, modified, supplemented, waived or released with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder. The words “execution”, “signed”, “signature”, “delivery” and words of like import in or relating to this Agreement and/or any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures (as defined below), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. “Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.

Section 6.07Severability.  If any provision of this Agreement is held to be invalid, illegal, or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby, and (b) the parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 6.08GOVERNING LAW, ETC.

(a)THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER (INCLUDING ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST-JUDGMENT INTEREST) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK (OTHER THAN ANY MANDATORY PROVISIONS OF THE UCC RELATING TO THE LAW GOVERNING PERFECTION AND THE EFFECT OF PERFECTION OR PRIORITY OF THE SECURITY INTERESTS).

(b)BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION AND VENUE OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY IN THE BOROUGH OF MANHATTAN AND OF ANY UNITED STATES FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  EACH PARTY HERETO AGREES THAT THE COLLATERAL AGENT RETAINS THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY GRANTOR IN THE COURTS OF ANY OTHER JURISDICTION IN CONNECTION WITH THE EXERCISE OF ANY RIGHTS UNDER THIS AGREEMENT OR THE ENFORCEMENT OF ANY JUDGMENT.

(c)EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 6.01 OF THIS AGREEMENT. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

Section 6.09WAIVER OF RIGHT TO TRIAL BY JURY.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THE TRANSACTIONS, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS.  EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.  THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 6.09 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE UNDER THE CREDIT AGREEMENT.  IN THE EVENT OF LITIGATION, THIS AGREEMENT  MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

Section 6.10Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 6.11Security Interest Absolute.  To the extent permitted by Law, all rights of the Collateral Agent hereunder, the Security Interest, the grant of a security interest in the Pledged Collateral and all obligations of each Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any Secured Hedge Agreements, any Cash Management Services, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document, any Secured Hedge Agreements, any Cash Management Services, or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Secured Obligations or (d) subject only to termination or release of a Grantor’s obligations hereunder in accordance with the terms of Section 6.12, but without prejudice to reinstatement rights under Section 2.04 of the Guaranty, any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Secured Obligations or this Agreement.

Section 6.12Termination or Release.

(a)This Agreement, the Security Interest and all other security interests granted hereby shall automatically terminate and be released with respect to all Secured Obligations when the Termination Conditions have been satisfied.

(b)(i) Any Grantor’s obligations hereunder and all Security Interest in and Lien on its Collateral granted by such Grantor shall automatically be released upon the occurrence of a Guarantee Release Event with respect to such Grantor or if such Grantor is otherwise released from its obligations under its Guaranty pursuant to the Credit Agreement and (ii) the Security Interest in and Lien on any Collateral shall be automatically released in upon the occurrence of a Lien Release Event or otherwise in the circumstances set forth in the Credit Agreement.

(c)In connection with any termination or release pursuant to paragraph (a) or paragraph (b) above, the Collateral Agent shall promptly execute and deliver to any Grantor, at such Grantor’s expense, all documents that such Grantor shall reasonably request to evidence such termination or release and take all other actions (including return of any pledged collateral) reasonably requested by any Grantor, at such Grantor’s expense, in connection with such release, including the preparation and filing of any UCC amendment or termination statements with respect to such release.  Any execution and delivery of documents pursuant to this Section 6.12 shall be without recourse to or warranty by the Collateral Agent.

(d)At any time that the respective Grantor desires that the Collateral Agent take any of the actions described in immediately preceding paragraph (c), it shall, upon request form the Collateral Agent, deliver to the Collateral Agent an officer’s certificate certifying that the release of the respective Collateral is permitted pursuant to paragraph (a) or (b) above, whereupon the Collateral Agent shall, upon such Grantor’s sole cost and expense, execute and deliver such acknowledgments and releases as such Grantor may reasonably request in connection with such release (which shall be conditional upon the occurrence of such transaction or event, if applicable).  The Collateral Agent shall be entitled to and shall rely exclusively on such officer’s certificate.  The Collateral Agent shall have no liability whatsoever to any Secured Party as the result of any release of Collateral by it as permitted (or which the Collateral Agent in good faith believes to be permitted) by this Section 6.12.

Notwithstanding anything to the contrary in any Loan Document, the Liens granted hereunder will automatically be released as set forth in Section 9.11 of the Credit Agreement.

Section 6.13Additional Restricted Subsidiaries.  To the extent required by Section 6.11 of the Credit Agreement, a Restricted Subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein, and such Restricted Subsidiary shall execute and deliver to the Collateral Agent a Security Agreement Supplement.  The execution and delivery of any such instrument shall not require the consent of any other Grantor hereunder.  The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

Section 6.14Collateral Agent Appointed Attorney-in-Fact.

(a)Each Grantor hereby appoints the Collateral Agent the true and lawful attorney-in-fact of such Grantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof, in each case at any time after and during the continuance of an Event of Default, which appointment is irrevocable and coupled with an interest.  Without limiting the generality of the foregoing, the Collateral Agent shall have the right upon the occurrence and during the continuance of an Event of Default and (unless a Bankruptcy Event of Default has occurred and is continuing, in which case no such notice shall be required) delivery of one Business Day(s) notice by the Collateral Agent to the Borrower of its intent to exercise such rights, with full power of substitution either in the Collateral Agent’s name or in the name of such Grantor,

(i)to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof;

(ii)to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral;

(iii)to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral;

(iv)in consultation with the Borrower, to send verifications of Accounts to any Account Debtor;

(v)to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral;

(vi)to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral;

(vii)to notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Collateral Agent or to a Collateral Account and adjust, settle or compromise the amount of payment of any Account or related contracts;

(viii)to make, settle and adjust claims in respect of Collateral under policies of insurance and to endorse the name of such Grantor on any check, draft, instrument or any other item of payment with respect to the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto; and

(ix)to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes;

provided that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby.  Each Secured Party (including the Collateral Agent) shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither such Secured Party nor any Related Indemnified Person of such Secured Party shall be responsible to any Grantor for any act or failure to act hereunder, except to the extent that a court of competent jurisdiction determines in a final, non-appealable judgment that any action or failure to act by any Secured Party (or Related Indemnified Person of such Secured Party) constituted gross negligence, bad faith or willful misconduct of such Secured Party (or Related Indemnified Person of such Secured Party) (it being understood that this sentence shall be subject to the limitation on liability set forth in Section 6.12(d)).

(b)All acts in accordance with this Section 6.14 of said attorney or designee are hereby ratified and approved by the Grantors.  The powers conferred on the Collateral Agent, for the benefit of the Secured Parties, under this Section 6.14 are solely to protect the Collateral Agent’s interests in the Collateral and shall not impose any duty upon the Collateral Agent or any Secured Party to exercise any such powers.

Section 6.15General Authority of the Collateral Agent.  By acceptance of the benefits of this Agreement and any other Collateral Documents, each Secured Party (whether or not a signatory hereto) shall be deemed irrevocably (a) to consent to the appointment of the Collateral Agent as its agent hereunder and under such other Collateral Documents, (b) to confirm that the Collateral Agent shall have the authority to act as the exclusive agent of such Secured Party for the enforcement of any provisions of this Agreement and such other Collateral Documents against any Grantor, the exercise of remedies hereunder or thereunder and the giving or withholding of any consent or approval hereunder or thereunder relating to any Collateral or any Grantor’s obligations with respect thereto, (c) to agree that it shall not take any action to enforce any provisions of this Agreement or any other Collateral Document against any Grantor, to exercise any remedy hereunder or thereunder or to give any consents or approvals hereunder or thereunder except as expressly provided in this Agreement or any other Collateral Document and (d) to agree to be bound by the terms of this Agreement and any other Collateral Documents.

Section 6.16Collateral Agent’s Duties.  Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not any Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral.  The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which it accords its own property.

Section 6.17Full Recourse.  This Agreement is made with full recourse to each Grantor and pursuant to and upon all the warranties, representations, covenants and agreements on the part of such Grantor contained herein, in the Credit Agreement and the other Loan Documents, with respect to the Secured Obligations of each Secured Party.  It is the desire and intent of each Grantor and each Secured Party that this Agreement shall be enforced against each Grantor to the fullest extent permissible under applicable Law applied in each jurisdiction in which enforcement is sought.

Section 6.18Right of Setoff.  Subject to Section 2.12 of the Credit Agreement, if an Event of Default shall have occurred and be continuing, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Collateral Agent, without notice to any Loan Party or to any other Person (other than the Collateral Agent), any such notice being hereby expressly waived, to the fullest extent permitted by applicable law, to exercise a right of set off as set forth in Section 10.09 of the First Lien Credit Agreement.

Section 6.19Intercreditor Agreement.  NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE LIEN AND SECURITY INTEREST GRANTED TO THE COLLATERAL AGENT, FOR THE BENEFIT OF THE SECURED PARTIES, PURSUANT TO THIS AGREEMENT AND THE EXERCISE OF ANY RIGHT OR REMEDY BY THE COLLATERAL AGENT AND THE OTHER SECURED PARTIES HEREUNDER ARE SUBJECT TO THE PROVISIONS OF ANY APPLICABLE INTERCREDITOR AGREEMENT.  IN THE EVENT OF ANY CONFLICT OR INCONSISTENCY BETWEEN THE PROVISIONS OF SUCH APPLICABLE INTERCREDITOR AGREEMENT AND THIS AGREEMENT, THE PROVISIONS OF SUCH APPLICABLE INTERCREDITOR AGREEMENT SHALL GOVERN AND CONTROL. Notwithstanding anything herein to the contrary, so long as the Closing Date ABL Intercreditor Agreement is in effect, any requirement of this Agreement to deliver ABL Priority Collateral to the Collateral Agent shall be deemed satisfied by delivery of such ABL Priority Collateral to the ABL Agent (as such term is defined in the Closing Date ABL Intercreditor Agreement), as bailee of the Collateral Agent pursuant to the Closing Date ABL Intercreditor Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

PETCO HEALTH AND WELLNESS COMPANY, INC., as Borrower

By:	/s/ Michael Nuzzo
Name:	Michael Nuzzo
Title:	Executive Vice President, Chief Financial Officer and Chief Operating Officer

[SIGNATURE PAGE TO FIRST LIEN SECURITY AGREEMENT]

PETCO HOLDINGS, INC. LLC, as a Grantor

By:	/s/ Michael Nuzzo
Name:	Michael Nuzzo
Title:	Chief Financial Officer and Chief Operating Officer

PETCO ANIMAL SUPPLIES, INC., as a Grantor

By:	/s/ Michael Nuzzo
Name:	Michael Nuzzo
Title:	Chief Financial Officer

PETCO WELLNESS, LLC, as a Grantor

By:	/s/ Michael Nuzzo
Name:	Michael Nuzzo
Title:	Chief Financial Officer

PETCO ANIMAL SUPPLIES STORES, INC., as a Grantor

By:	/s/ Michael Nuzzo
Name:	Michael Nuzzo
Title:	Chief Financial Officer

KAMPO INC., as a Grantor

By:	/s/ Michael Nuzzo
Name:	Michael Nuzzo
Title:	Chief Financial Officer

[SIGNATURE PAGE TO FIRST LIEN SECURITY AGREEMENT]

INTERNATIONAL PET SUPPLIES AND DISTRIBUTION, INC., as a Grantor

By:	/s/ Michael Nuzzo
Name:	Michael Nuzzo
Title:	Chief Financial Officer

STORES SHIPPING SERVICES, LLC, as a Grantor

By:	/s/ Michael Nuzzo
Name:	Michael Nuzzo
Title:	Chief Financial Officer

PETCO SUPPORT SERVICES, LLC, as a Grantor

By:	/s/ Michael Nuzzo
Name:	Michael Nuzzo
Title:	Chief Financial Officer

PETCOACH, LLC, as a Grantor

By:	/s/ Michael Nuzzo
Name:	Michael Nuzzo
Title:	Chief Financial Officer

PETCO PUERTO RICO, LLC, as a Grantor

By:	/s/ Michael Nuzzo
Name:	Michael Nuzzo
Title:	Chief Financial Officer

[SIGNATURE PAGE TO FIRST LIEN SECURITY AGREEMENT]

E-PET SERVICES, LLC, as a Grantor

by Petco Animal Supplies Stores, Inc., as its sole member

By:	/s/ Michael Nuzzo
Name:	Michael Nuzzo
Title:	Chief Financial Officer

PETCO REAL ESTATE HOLDINGS I LLC, as a Grantor

By:	/s/ Michael Nuzzo
Name:	Michael Nuzzo
Title:	Chief Financial Officer

PETCO REAL ESTATE HOLDINGS II LLC, as a Grantor

By:	/s/ Michael Nuzzo
Name:	Michael Nuzzo
Title:	Chief Financial Officer

PETCO ASIA, LLC, as a Grantor

By:	/s/ Michael Nuzzo
Name:	Michael Nuzzo
Title:	Chief Financial Officer

[SIGNATURE PAGE TO FIRST LIEN SECURITY AGREEMENT]

COLLATERAL AGENT:

CITIBANK, N.A.

By:	/s/ Caesar Wyszomirski
Name:	Caesar Wyszomirski
Title:	Director & Vice President

[SIGNATURE PAGE TO FIRST LIEN SECURITY AGREEMENT]